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Jill Slattery	McLean, VA 22102
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Kent Landers
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Hilton Reports Second Quarter Results; Exceeds Expectations and Raises Full Year Outlook

MCLEAN, VA (July 27, 2022) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its second quarter 2022 results. Highlights include:

•Diluted EPS was $1.32 for the second quarter, and diluted EPS, adjusted for special items, was $1.29

•Net income was $367 million for the second quarter, exceeding the high end of guidance

•Adjusted EBITDA was $679 million for the second quarter, exceeding the high end of guidance

•System-wide comparable RevPAR increased 54.3 percent, on a currency neutral basis, for the second quarter compared to the same period in 2021

•System-wide comparable RevPAR was down 2.1 percent, on a currency neutral basis, for the second quarter compared to the same period in 2019

•Approved 23,400 new rooms for development during the second quarter, bringing Hilton's development pipeline to 413,000 rooms as of June 30, 2022

•Added 14,400 rooms to Hilton's system in the second quarter, contributing to 13,300 net additional rooms in Hilton's system during the period

•Repurchased 3.6 million shares of Hilton common stock during the second quarter, bringing total capital return, including dividends, to $521 million for the quarter and $812 million year to date through July

•Full year 2022 system-wide comparable RevPAR is expected to increase between 37.0 percent and 43.0 percent, on a currency neutral basis, compared to 2021; full year net income is projected to be between $1,146 million and $1,216 million; full year Adjusted EBITDA is projected to be between $2,400 million and $2,500 million

•Full year 2022 capital return is projected to be between $1.5 billion and $1.9 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "Our second quarter results exceeded the high end of our guidance for system-wide comparable RevPAR, diluted EPS, adjusted for special items and Adjusted EBITDA. Given our strong results in the quarter, coupled with our confidence in continued recovery throughout the year, we are raising our full year guidance, including our outlook for capital return. With a capital-light business model, a strong portfolio of brands and dynamic, industry-leading platforms, we are well-positioned for the opportunities that lie ahead."

For the three months ended June 30, 2022, system-wide comparable RevPAR increased 54.3 percent compared to the same period in 2021, due to increases in both occupancy and ADR, and fee revenues increased 54 percent compared to the same period in 2021. For comparison to pre-pandemic results, system-wide comparable RevPAR for the three months ended June 30, 2022 was down 2.1 percent compared to the three months ended June 30, 2019.

For the six months ended June 30, 2022, system-wide comparable RevPAR increased 64.4 percent compared to the same period in 2021, due to increases in both occupancy and ADR, and fee revenues increased 64 percent compared to the same period in 2021. For comparison to pre-pandemic results, system-wide comparable RevPAR for the six months ended June 30, 2022 was down 9.0 percent compared to the six months ended June 30, 2019.

For the three months ended June 30, 2022, diluted EPS was $1.32 and diluted EPS, adjusted for special items, was $1.29 compared to $0.46 and $0.56, respectively, for the three months ended June 30, 2021. Net income and Adjusted EBITDA were $367 million and $679 million, respectively, for the three months ended June 30, 2022, compared to $128 million and $400 million, respectively, for the three months ended June 30, 2021.

For the six months ended June 30, 2022, diluted EPS was $2.07 and diluted EPS, adjusted for special items, was $2.00 compared to $0.08 and $0.58, respectively, for the six months ended June 30, 2021. Net income and Adjusted EBITDA were $578 million and $1,127 million, respectively, for the six months ended June 30, 2022, compared to $19 million and $598 million, respectively, for the six months ended June 30, 2021.

Development

In the second quarter of 2022, Hilton opened 91 new hotels contributing to 14,400 additional rooms and achieved net unit growth of 13,300 rooms. Hilton celebrated notable openings during the quarter, including the Waldorf Astoria Washington, D.C. and the Hotel Marcel New Haven, Tapestry Collection by Hilton, which is anticipated to be the first net-zero hotel in the U.S. Additionally, in July, Hilton celebrated the opening of its 7,000th property, following the recent openings of the Hilton Maldives Amingiri, the Conrad Los Angeles and the Lost Property St. Paul's London, a Curio Collection hotel.

As of June 30, 2022, Hilton's development pipeline totaled nearly 2,780 hotels representing more than 413,000 rooms throughout 114 countries and territories, including 29 countries and territories where Hilton does not currently have any existing hotels. Additionally, of the rooms in the development pipeline, more than 195,000 of the rooms were under construction and over 246,000 of the rooms were located outside the U.S.

Balance Sheet and Liquidity

As of June 30, 2022, Hilton had $8.8 billion of long-term debt outstanding, excluding the deduction for deferred financing costs and discount, with a weighted average interest rate of 4.12 percent. Further excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 4.10 percent and no scheduled maturities until 2025. No debt amounts were outstanding under Hilton's $1.75 billion senior secured revolving credit facility as of June 30, 2022, which had an available borrowing capacity of $1,690 million after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $1,254 million as of June 30, 2022, including $79 million of restricted cash and cash equivalents.

During the second quarter of 2022, Hilton repurchased 3.6 million shares of its common stock at a cost of $480 million and an average price per share of $133.32. During the six months ended June 30, 2022, Hilton repurchased 4.5 million shares of its common stock at a cost of $610 million and an average price per share of $135.45. The amount remaining under Hilton's stock repurchase program is $1.5 billion.

In June 2022, Hilton paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $41 million. In July 2022, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before September 23, 2022 to holders of record of its common stock as of the close of business on August 26, 2022.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2022

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 37.0 percent and 43.0 percent compared to 2021, and to be down between 1.0 percent and 5.0 percent from 2019.
•Diluted EPS is projected to be between $4.11 and $4.36.
•Diluted EPS, adjusted for special items, is projected to be between $4.21 and $4.46.
•Net income is projected to be between $1,146 million and $1,216 million.
•Adjusted EBITDA is projected to be between $2,400 million and $2,500 million.
•Contract acquisition costs and capital expenditures, excluding amounts indirectly reimbursed by hotel owners, are expected to be between $250 million and $275 million.
•Capital return is projected to be between $1.5 billion and $1.9 billion.
•General and administrative expenses are projected to be between $400 million and $420 million.
•Net unit growth is expected to be approximately 5.0 percent.

Third Quarter 2022

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 25.0 percent and 30.0 percent compared to the third quarter of 2021, and to increase between 1.0 percent and 5.0 percent from the third quarter of 2019.
•Diluted EPS is projected to be between $1.09 and $1.16.
•Diluted EPS, adjusted for special items, is projected to be between $1.16 and $1.24.
•Net income is projected to be between $303 million and $324 million.
•Adjusted EBITDA is projected to be between $660 million and $690 million.

Conference Call

Hilton will host a conference call to discuss second quarter 2022 results on July 27, 2022 at 10:30 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 6643240. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 6537064.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the impact of and recovery from the coronavirus ("COVID-19") pandemic (the "pandemic"), the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, such as inflation, changes in interest rates and challenges due to labor shortages and supply chain disruptions, risks related to the impact of the pandemic, including as a result of new strains or variants of the virus and uncertainty of the acceptance and continued effectiveness of the COVID-19 vaccines, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S., risks associated with the Russian invasion of Ukraine and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and "Part II —Item 1A. Risk Factors" of Hilton's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income (loss), adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising 7,000 properties and 1.1 million rooms, in 122 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on Fortune's 100 Best Companies to Work For list and been recognized as a global leader on the Dow Jones Sustainability Indices for five consecutive years. Hilton has introduced several industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the 139 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues
Franchise and licensing fees	$545	$369	$958	$611
Base and other management fees	75	42	130	67
Incentive management fees	46	21	80	34
Owned and leased hotels	282	121	432	177
Other revenues	25	21	43	38
	973	574	1,643	927
Other revenues from managed and franchised properties	1,267	755	2,318	1,276
Total revenues	2,240	1,329	3,961	2,203

Expenses
Owned and leased hotels	257	142	442	252
Depreciation and amortization	40	46	84	97
General and administrative	103	98	194	195
Other expenses	11	9	22	19
	411	295	742	563
Other expenses from managed and franchised properties	1,231	810	2,252	1,395
Total expenses	1,642	1,105	2,994	1,958

Operating income	598	224	967	245

Interest expense	(99)	(101)	(189)	(204)
Gain (loss) on foreign currency transactions	8	(1)	4	1
Loss on debt extinguishment	—	—	—	(69)
Other non-operating income, net	6	5	22	10

Income (loss) before income taxes	513	127	804	(17)

Income tax benefit (expense)	(146)	1	(226)	36

Net income	367	128	578	19
Net loss attributable to noncontrolling interests	1	2	2	3
Net income attributable to Hilton stockholders	$368	$130	$580	$22

Weighted average shares outstanding:
Basic	278	279	278	278
Diluted	280	281	281	281

Earnings per share:
Basic	$1.33	$0.47	$2.09	$0.08
Diluted	$1.32	$0.46	$2.07	$0.08

Cash dividends declared per share	$0.15	$—	$0.15	$—

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2022	vs. 2021		2022	vs. 2021	2022	vs. 2021
By Region
U.S.	74.3%	10.4%	pts.	$162.16	26.8%	$120.52	47.3%
Americas (excluding U.S.)	66.4	30.1		135.85	31.4	90.17	140.3
Europe	72.0	40.7		151.58	66.2	109.09	282.8
Middle East & Africa	60.7	13.8		152.94	29.8	92.89	67.9
Asia Pacific	49.7	(6.2)		97.52	6.5	48.51	(5.3)

By Brand
Waldorf Astoria Hotels & Resorts	57.4%	17.0%	pts.	$464.07	13.4%	$266.46	61.1%
Conrad Hotels & Resorts	57.2	17.9		273.10	46.5	156.16	113.2
Canopy by Hilton	65.6	20.7		200.88	27.0	131.86	85.4
Hilton Hotels & Resorts	64.8	22.1		186.11	32.0	120.67	100.1
Curio Collection by Hilton	64.9	17.2		230.02	24.2	149.34	68.9
DoubleTree by Hilton	66.2	15.9		139.89	25.3	92.55	64.9
Tapestry Collection by Hilton	68.0	17.5		173.40	27.1	117.86	71.2
Embassy Suites by Hilton	73.2	14.9		178.27	26.3	130.52	58.5
Hilton Garden Inn	71.7	11.7		143.48	26.4	102.91	51.2
Hampton by Hilton	72.8	6.3		133.46	21.1	97.19	32.6
Tru by Hilton	74.7	7.5		128.33	21.9	95.81	35.5
Homewood Suites by Hilton	81.8	5.4		153.96	26.4	125.89	35.3
Home2 Suites by Hilton	81.5	3.2		138.64	22.1	112.93	27.1

By Segment
Management and franchise	70.9%	11.8%	pts.	$154.07	26.9%	$109.19	52.2%
Ownership(1)	64.4	41.7		210.22	52.8	135.33	334.4

System-wide	70.8%	12.3%	pts.	$154.92	27.5%	$109.62	54.3%

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HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS (continued)
BY REGION, BRAND AND SEGMENT
(unaudited)

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2022	vs. 2021		2022	vs. 2021	2022	vs. 2021
By Region
U.S.	68.2%	12.3%	pts.	$154.12	30.1%	$105.13	58.7%
Americas (excluding U.S.)	58.6	25.9		131.78	33.4	77.26	139.2
Europe	60.0	34.9		139.10	67.8	83.52	300.7
Middle East & Africa	63.8	20.0		156.12	32.0	99.57	92.4
Asia Pacific	46.1	(3.3)		100.63	9.1	46.41	1.8

By Brand
Waldorf Astoria Hotels & Resorts	52.6%	20.3%	pts.	$524.96	13.0%	$276.33	83.8%
Conrad Hotels & Resorts	51.5	16.7		253.90	40.9	130.82	108.6
Canopy by Hilton	59.6	21.9		194.64	29.4	115.96	104.5
Hilton Hotels & Resorts	57.3	21.1		178.85	34.1	102.46	112.5
Curio Collection by Hilton	59.1	18.4		223.15	25.0	131.83	81.7
DoubleTree by Hilton	59.7	16.7		134.28	27.8	80.20	77.4
Tapestry Collection by Hilton	60.7	17.9		160.80	27.2	97.67	80.5
Embassy Suites by Hilton	66.5	15.6		171.10	30.0	113.75	69.7
Hilton Garden Inn	65.6	12.8		134.98	29.2	88.50	60.7
Hampton by Hilton	66.8	8.6		126.93	24.3	84.79	42.5
Tru by Hilton	68.9	9.9		121.03	26.5	83.40	47.6
Homewood Suites by Hilton	77.8	7.6		145.47	27.1	113.17	40.8
Home2 Suites by Hilton	77.7	6.7		131.57	23.8	102.18	35.5

By Segment
Management and franchise	64.8%	13.1%	pts.	$147.20	29.7%	$95.38	62.7%
Ownership(1)	51.2	33.4		197.63	44.9	101.26	316.3

System-wide	64.6%	13.5%	pts.	$147.87	30.1%	$95.47	64.4%
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2022

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	12	4,488	—	—	12	4,488
Americas (excluding U.S.)	—	—	2	252	—	—	2	252
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,232	—	—	5	1,232
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	426	3	426
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	70	1	307	2	377
Middle East & Africa	—	—	1	41	1	234	2	275
Asia Pacific	—	—	—	—	1	114	1	114
Conrad Hotels & Resorts
U.S.	—	—	5	1,922	2	1,730	7	3,652
Americas (excluding U.S.)	—	—	3	787	—	—	3	787
Europe	—	—	4	1,155	1	107	5	1,262
Middle East & Africa	1	614	3	1,569	—	—	4	2,183
Asia Pacific	1	164	22	7,074	1	659	24	7,897
Canopy by Hilton
U.S.	—	—	—	—	25	4,296	25	4,296
Americas (excluding U.S.)	—	—	2	272	—	—	2	272
Europe	—	—	1	123	4	917	5	1,040
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	4	614	—	—	4	614
Signia by Hilton
U.S.	—	—	2	1,814	—	—	2	1,814
Hilton Hotels & Resorts
U.S.	—	—	58	43,443	186	58,595	244	102,038
Americas (excluding U.S.)	1	405	29	11,298	26	7,826	56	19,529
Europe	39	11,514	44	14,927	43	11,268	126	37,709
Middle East & Africa	5	1,992	36	12,555	3	1,565	44	16,112
Asia Pacific	5	2,999	113	39,555	8	3,247	126	45,801
Curio Collection by Hilton
U.S.	—	—	8	3,595	61	13,381	69	16,976
Americas (excluding U.S.)	—	—	2	99	15	2,004	17	2,103
Europe	—	—	4	360	22	2,931	26	3,291
Middle East & Africa	—	—	4	741	2	557	6	1,298
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	32	10,585	342	77,829	374	88,414
Americas (excluding U.S.)	—	—	3	587	36	7,246	39	7,833
Europe	—	—	14	3,580	109	18,589	123	22,169
Middle East & Africa	—	—	18	4,710	5	568	23	5,278
Asia Pacific	—	—	77	20,593	6	1,568	83	22,161

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of June 30, 2022

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	—	—	69	8,444	69	8,444
Americas (excluding U.S.)	—	—	1	138	6	647	7	785
Europe	—	—	—	—	6	360	6	360
Asia Pacific	—	—	1	266	1	175	2	441
Embassy Suites by Hilton
U.S.	—	—	39	10,371	215	48,458	254	58,829
Americas (excluding U.S.)	—	—	2	354	6	1,649	8	2,003
Motto by Hilton
U.S.	—	—	—	—	3	871	3	871
Hilton Garden Inn
U.S.	—	—	5	527	733	101,364	738	101,891
Americas (excluding U.S.)	—	—	13	1,992	51	7,664	64	9,656
Europe	—	—	18	3,499	59	9,515	77	13,014
Middle East & Africa	—	—	17	3,555	3	474	20	4,029
Asia Pacific	—	—	50	11,085	2	321	52	11,406
Hampton by Hilton
U.S.	—	—	26	3,366	2,293	226,729	2,319	230,095
Americas (excluding U.S.)	—	—	13	1,644	112	13,604	125	15,248
Europe	—	—	16	2,697	104	16,161	120	18,858
Middle East & Africa	—	—	4	1,238	—	—	4	1,238
Asia Pacific	—	—	—	—	248	39,928	248	39,928
Tru by Hilton
U.S.	—	—	—	—	219	21,360	219	21,360
Americas (excluding U.S.)	—	—	—	—	3	333	3	333
Homewood Suites by Hilton
U.S.	—	—	9	1,131	498	56,998	507	58,129
Americas (excluding U.S.)	—	—	3	406	24	2,688	27	3,094
Home2 Suites by Hilton
U.S.	—	—	2	210	530	55,660	532	55,870
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Asia Pacific	—	—	—	—	12	1,715	12	1,715
Other	—	—	3	1,343	5	1,217	8	2,560
Total hotels	54	18,151	746	234,993	6,115	833,376	6,915	1,086,520
Hilton Grand Vacations	—	—	—	—	68	11,801	68	11,801
Total system	54	18,151	746	234,993	6,183	845,177	6,983	1,098,321
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2022	2021	$	%
Capital expenditures for property and equipment(1)	$7	$6	1	16.7
Capitalized software costs(2)	15	8	7	87.5
Total capital expenditures	22	14	8	57.1
Contract acquisition costs	26	72	(46)	(63.9)
Total capital expenditures and contract acquisition costs	$48	$86	(38)	(44.2)

	Six Months Ended
	June 30,		Increase / (Decrease)
	2022	2021	$	%
Capital expenditures for property and equipment(1)	$11	$9	2	22.2
Capitalized software costs(2)	25	16	9	56.3
Total capital expenditures	36	25	11	44.0
Contract acquisition costs	41	115	(74)	(64.3)
Total capital expenditures and contract acquisition costs	$77	$140	(63)	(45.0)
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts indirectly reimbursed by hotel owners of $1 million for both the three months ended June 30, 2022 and 2021 and $2 million and $1 million for the six months ended June 30, 2022 and 2021, respectively. Excludes expenditures for FF&E replacement reserves of $15 million and $11 million for the three months ended June 30, 2022 and 2021, respectively, and $27 million and $15 million for the six months ended June 30, 2022 and 2021, respectively.
(2)Includes $14 million and $7 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended June 30, 2022 and 2021, respectively, and $23 million and $14 million for the six months ended June 30, 2022 and 2021, respectively.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to Hilton stockholders, as reported	$368	$130	$580	$22
Diluted EPS, as reported	$1.32	$0.46	$2.07	$0.08
Special items:
Net other expenses (revenues) from managed and franchised properties	$(36)	$55	$(66)	$119
Purchase accounting amortization(1)	11	12	23	24
FF&E replacement reserves	15	11	27	15
Loss on debt extinguishment(2)	—	—	—	69
Tax-related adjustment(3)	—	(30)	—	(30)
Other adjustment items(4)	—	(2)	(10)	1
Total special items before taxes	(10)	46	(26)	198
Income tax benefit (expense) on special items	3	(19)	8	(57)
Total special items after taxes	$(7)	$27	$(18)	$141

Net income, adjusted for special items	$361	$157	$562	$163
Diluted EPS, adjusted for special items	$1.29	$0.56	$2.00	$0.58
____________
(1)Amounts represent the amortization expenses related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of these assets will be fully amortized during 2023.
(2)The amount relates to the redemption of senior unsecured notes and includes a redemption premium of $55 million and the accelerated recognition of unamortized deferred financing costs related to those senior unsecured notes of $14 million.
(3)Amounts include income tax benefits recognized related to changes in effective tax rates, which did not have an effect on cash paid for taxes in the periods.
(4)The amount for the six months ended June 30, 2022 primarily includes a gain related to Hilton's investments in unconsolidated affiliates, which was recognized in other non-operating income, net.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$367	$128	$578	$19
Interest expense	99	101	189	204
Income tax expense (benefit)	146	(1)	226	(36)
Depreciation and amortization expenses	40	46	84	97
EBITDA	652	274	1,077	284
Loss (gain) on foreign currency transactions	(8)	1	(4)	(1)
Loss on debt extinguishment	—	—	—	69
FF&E replacement reserves	15	11	27	15
Share-based compensation expense	47	53	84	92
Amortization of contract acquisition costs	10	7	18	14
Net other expenses (revenues) from managed and franchised properties	(36)	55	(66)	119
Other adjustments(1)	(1)	(1)	(9)	6
Adjusted EBITDA	$679	$400	$1,127	$598
____________
(1)Amount for the six months ended June 30, 2022 primarily includes a gain related to Hilton's investments in unconsolidated affiliates. All periods include severance and other items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Total revenues, as reported	$2,240	$1,329	$3,961	$2,203
Add: amortization of contract acquisition costs	10	7	18	14
Less: other revenues from managed and franchised properties	(1,267)	(755)	(2,318)	(1,276)
Total revenues, as adjusted	$983	$581	$1,661	$941

Adjusted EBITDA	$679	$400	$1,127	$598

Adjusted EBITDA margin	69.1%	68.8%	67.9%	63.5%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	June 30,	December 31,
	2022	2021
Long-term debt, including current maturities	$8,743	$8,766
Add: unamortized deferred financing costs and discount	80	87
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	8,823	8,853
Less: cash and cash equivalents	(1,175)	(1,427)
Less: restricted cash and cash equivalents	(79)	(85)
Net debt	$7,569	$7,341

	Six Months Ended		Year Ended	TTM Ended
	June 30,		December 31,	June 30,
	2022	2021	2021	2022
Net income	$578	$19	$407	$966
Interest expense	189	204	397	382
Income tax expense (benefit)	226	(36)	153	415
Depreciation and amortization expenses	84	97	188	175
EBITDA	1,077	284	1,145	1,938
Loss on sale of assets, net	—	—	7	7
Loss (gain) on foreign currency transactions	(4)	(1)	7	4
Loss on debt extinguishment	—	69	69	—
FF&E replacement reserves	27	15	48	60
Share-based compensation expense	84	92	193	185
Amortization of contract acquisition costs	18	14	32	36
Net other expenses (revenues) from managed and franchised properties	(66)	119	110	(75)
Other adjustments(1)	(9)	6	18	3
Adjusted EBITDA	$1,127	$598	$1,629	$2,158

Net debt				$7,569

Net debt to Adjusted EBITDA ratio				3.5
____________
(1)Amounts for all periods include severance and other items. Amount for the six months ended June 30, 2022 also includes a gain related to Hilton's investments in unconsolidated affiliates and for the year ended December 31, 2021 also includes costs recognized for certain legal settlements.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ending
	September 30, 2022
	Low Case	High Case
Net income attributable to Hilton stockholders	$302	$323
Diluted EPS(1)	$1.09	$1.16
Special items(2):
Purchase accounting amortization	$11	$11
FF&E replacement reserves	15	15
Total special items before tax	26	26
Income tax expense on special items	(6)	(6)
Total special items after tax	$20	$20

Net income, adjusted for special items	$322	$343
Diluted EPS, adjusted for special items(1)	$1.16	$1.24

	Year Ending
	December 31, 2022
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,146	$1,216
Diluted EPS(1)	$4.11	$4.36
Special items(2):
Net other revenues from managed and franchised properties	$(66)	$(66)
Purchase accounting amortization	46	46
FF&E replacement reserves	61	61
Other adjustment items	(10)	(10)
Total special items before tax	31	31
Income tax expense on special items	(4)	(4)
Total special items after tax	$27	$27

Net income, adjusted for special items	$1,173	$1,243
Diluted EPS, adjusted for special items(1)	$4.21	$4.46
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ending
	September 30, 2022
	Low Case	High Case
Net income	$303	$324
Interest expense	111	111
Income tax expense	131	140
Depreciation and amortization expenses	42	42
EBITDA	587	617
FF&E replacement reserves	15	15
Share-based compensation expense	41	41
Amortization of contract acquisition costs	11	11
Other adjustments(1)	6	6
Adjusted EBITDA	$660	$690

	Year Ending
	December 31, 2022
	Low Case	High Case
Net income	$1,146	$1,216
Interest expense	415	415
Income tax expense	481	511
Depreciation and amortization expenses	167	167
EBITDA	2,209	2,309
Gain on foreign currency transactions	(4)	(4)
FF&E replacement reserves	61	61
Share-based compensation expense	157	157
Amortization of contract acquisition costs	41	41
Net other revenues from managed and franchised properties	(66)	(66)
Other adjustments(1)	2	2
Adjusted EBITDA	$2,400	$2,500
____________
(1)Includes adjustments for severance and other items. See "—Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended June 30, 2022, which is calculated as the six months ended June 30, 2022 plus the year ended December 31, 2021 less the six months ended June 30, 2021. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company's management uses TTM information to evaluate the Company's financial performance for ongoing planning purposes.

The pandemic had a material adverse impact on the Company's results for the TTM period ended June 30, 2022 when compared to periods prior to the onset of the pandemic. As such, this TTM period, as well as upcoming periods, are unlikely to be comparable to periods prior to the onset of the pandemic or to other periods affected by the pandemic, and are not indicative of future performance. As such, TTM information may not be useful for projecting future operating results.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company's financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss) or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing the Company's results as reported under GAAP.

Net Debt and Net Debt to Adjusted EBITDA Ratio

Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Beginning as of March 31, 2022, the Company has modified its definition of net debt to no longer include Hilton's share of unconsolidated affiliate debt. Since this debt is not consolidated by the Company, the modified definition more accurately reflects how the Company and the Company's investors evaluate Hilton's financial leverage, as well as its indebtedness.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available. Of the 6,915 hotels in the Company's system as of June 30, 2022, 5,974 hotels were classified as comparable hotels. The 941 non-comparable hotels included 174 hotels, or less than three percent of the total hotels in the Company's system, that were removed from the comparable group during the last twelve months because they have sustained substantial property damage, business interruption, undergone large-scale capital projects or comparable results were otherwise not available.

When considering business interruption in the context of the Company's definition of comparable hotels, no hotel that had completely or partially suspended operations on a temporary basis at any time as a result of the pandemic was excluded from the definition of comparable hotels on that basis alone. Despite these temporary suspensions of hotel operations, the Company believes that including these hotels within the hotel operating statistics of occupancy, average daily rate ("ADR") and revenue per available room ("RevPAR"), if they would have otherwise been included, reflects the underlying results of the business for the three and six months ended June 30, 2022 and 2021.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable ADR pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR throughout this press release are presented on a comparable basis, based on the comparable hotels as of June 30, 2022, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and six months ended June 30, 2022 and

2021 or 2019, use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its condensed consolidated financial statements for the three and six months ended June 30, 2022, respectively.